WaveRider Communications Inc.                                       NEWS RELEASE
(OTC Bulletin Board: WAVR)                        *All figures reported in $U.S.


              WaveRider Communications Inc. reports Q2 2004 results


                        Focus on large telecommunications
                       carriers and channel sales program
                         results in sequential quarterly
                              revenue growth of 5%

TORONTO, July 29, 2004 - WaveRider Communications Inc. (OTC BB: WAVR), the leader in non-line-of-sight wireless broadband technology and deployments, today reported revenue for the second quarter of 2004 of (U.S.), $2,412,516 compared to first quarter revenues of $2,306,221 and Q2 2003 revenues of $3,136,154.

The net loss for the quarter totaled $2,586,187 or $0.18 per share compared to a net loss of $1,578,550, or $0.11 per share in the previous quarter, and a Q2 2003 loss of $118,772, or $0.01 per share. The increase in the net loss was the result of a number of factors:

o The company incurred non-cash financing expenses of $1,149,488 in the three months ended June 30, 2004 and $1,656,593 for the six months ended June 30, 2004, compared to no similar charges in the same periods in 2003.

o The Company recorded an inventory obsolescence provision in the quarter ended June 30, 2004 of $253,000, related to an excess supply of processors for its current products.

o The Company incurred approximately $250,000 in legal, accounting and other professional fees for the corporate restructuring announced earlier.

"We believe WaveRider's corporate restructuring that was announced in Q2 will strengthen the company's ability to enter into the strategic partnerships, mergers or acquisitions which will aid in the implementation of our global product and development strategy. WaveRider's plan includes the delivery of industry-leading technologies that will benefit our existing customers, attract new customers, expand our market opportunity and enhance shareholder value," said Bruce Sinclair, Chief Executive Officer, WaveRider Communications Inc.

"WaveRider's focus on selling to larger telecommunications carriers, coupled with our channel sales program, should enable the company to continue to improve revenue levels in the second half of 2004. WaveRider is working closely with our channel partners to manage inventory levels to reflect end user demand, which has eliminated the large stocking orders that we experienced last year. At the same time, we are working with these partners to develop programs that we expect will help our channel partners to increase sales of WaveRider products," said Charles Brown, Executive Vice President, WaveRider Communications Inc.

WaveRider's Q2 2004 conference call will be held July 29 at 4:30 p.m. (eastern). To join the call, dial 416-405-9310 or listen via the Internet at http://events.onlinebroadcasting.com/waverider/072904/index.php. (requires
Windows Media Player or Real Player).


                                     -more-


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2/... WaveRider Communications Inc. reports Q2 2004 results


                          WaveRider Communications Inc.


                           CONSOLIDATED BALANCE SHEETS

                                (in U.S. dollars)

                                                                               June 30,      December 31,
                                                                                 2004           2003
                                                                              (Unaudited)     (Audited)
                                                                           ------------    ------------
ASSETS

Current assets:
    Cash and cash equivalents ..........................................   $  1,221,282    $  1,843,135
    Restricted cash ....................................................        223,814         232,125
    Accounts receivable, less allowance for doubtful accounts ..........      1,167,629       1,921,975
    Inventories ........................................................      1,685,218         966,433
    Note receivable ....................................................           --            20,698
    Prepaid expenses and other assets ..................................        197,957          92,600
                                                                           ------------    ------------

                  Current assets .......................................      4,495,900       5,076,966

Property, plant and equipment, net .....................................        354,533         407,489
                                                                           ------------    ------------
                                                                           $  4,850,433    $  5,484,455
                                                                           ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued liabilities ...........................   $  2,237,601    $  2,329,938
    Deferred revenue ...................................................        381,196         440,190
    Current portion of obligation under capital lease ..................          2,494          10,458
                                                                           ------------    ------------
                  Current liabilities ..................................      2,621,291       2,780,586

Convertible debentures .................................................      1,557,979         772,920
Obligation under capital lease .........................................          2,909           4,155
                                                                           ------------    ------------
                  Total liabilities ....................................      4,182,179       3,557,661
                                                                           ------------    ------------

Commitments and Contingencies

SHAREHOLDERS' EQUITY:

    Preferred Stock, $0.01 par value per share:
       issued and outstanding Nil shares at June 30, 2004 and Nil shares
       at December 31, 2003 ............................................           --              --
    Common Stock, $0.001 par value per share:
       issued and outstanding - 15,044,788 shares at June 30, 2004
       14,429,409 shares at December 31, 2003 ..........................         15,045          14,429
    Additional paid-in capital .........................................     87,653,972      77,725,383
    Other equity .......................................................      5,668,060      12,754,517
    Accumulated other comprehensive loss ...............................       (241,787)       (305,236)
    Accumulated deficit ................................................    (92,427,036)    (88,262,299)
                                                                           ------------    ------------
                  Total shareholders' equity ...........................        668,254       1,926,794
                                                                           ------------    ------------
                                                                           $  4,850,433    $  5,484,455
                                                                           ============    ============

                          WaveRider Communications Inc.

         CONSOLIDATED STATEMENTS OF LOSS, DEFICIT AND COMPREHENSIVE LOSS
                                (in U.S. dollars)

                                                       Three Months ended              Six Months ended
                                                     June 30         June 30        June 30         June 30
                                                       2004            2003           2004            2003
                                                   (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
                                                  ------------    ------------    ------------    ------------
CONSOLIDATED STATEMENT OF LOSS

REVENUE

Product revenue ...............................   $  1,757,040    $  2,686,066    $  3,653,567    $  5,559,612
Service revenue ...............................        655,476         450,088       1,065,170         754,903
                                                  ------------    ------------    ------------    ------------
                                                     2,412,516       3,136,154       4,718,737       6,314,515
                                                  ------------    ------------    ------------    ------------
COST OF REVENUE

Product revenue ...............................      1,408,155       1,671,957       2,647,793       3,556,441
Service revenue ...............................        358,524          99,501         601,756         218,304
                                                  ------------    ------------    ------------    ------------
                                                     1,766,679       1,771,458       3,249,549       3,774,745
                                                  ------------    ------------    ------------    ------------
GROSS MARGIN ..................................        645,837       1,364,696       1,469,188       2,539,770
                                                  ------------    ------------    ------------    ------------
EXPENSES

Selling, general and administration ...........      1,477,161       1,149,690       2,749,791       2,336,259
Research and development ......................        365,750         275,992         854,794         432,595
Depreciation and amortization .................         93,493         117,646         188,723         265,400
Bad debt expense ..............................         15,000            --            16,740            --
                                                  ------------    ------------    ------------    ------------
                                                     1,951,404       1,543,328       3,810,048       3,034,254
                                                  ------------    ------------    ------------    ------------
LOSS FROM OPERATIONS ..........................     (1,305,567)       (178,632)     (2,340,860)       (494,484)
                                                  ------------    ------------    ------------    ------------
NON-OPERATING EXPENSES (INCOME)

Interest expense ..............................      1,159,341          22,374       1,676,399          37,653
Foreign exchange loss (gain) ..................        121,801         (80,374)        150,097        (151,197)
Interest income ...............................           (522)         (1,860)         (2,619)         (3,675)
                                                  ------------    ------------    ------------    ------------
                                                     1,280,620         (59,860)      1,823,877        (117,219)
                                                  ------------    ------------    ------------    ------------
NET LOSS ......................................   $ (2,586,187)   $   (118,772)   $ (4,164,737)   $   (377,265)
                                                  ============    ============    ============    ============
BASIC AND FULLY DILUTED LOSS PER SHARE ........   $      (0.18)   $      (0.01)   $      (0.28)   $      (0.03)
                                                  ============    ============    ============    ============
Weighted Average Number of Common Shares ......     14,740,669      12,501,154      14,670,299      12,099,130
                                                  ============    ============    ============    ============
--------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF DEFICIT

OPENING DEFICIT ...............................    (89,840,849)    (83,459,485)    (88,262,299)    (83,200,992)

NET LOSS FOR THE PERIOD .......................     (2,586,187)       (118,772)     (4,164,737)       (377,265)
                                                  ------------    ------------    ------------    ------------

CLOSING DEFICIT ...............................   $(92,427,036)   $(83,578,257)   $(92,427,036)   $(83,578,257)
                                                  ============    ============    ============    ============
--------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

NET LOSS FOR THE PERIOD .......................     (2,586,187)       (118,772)     (4,164,737)       (377,265)

OTHER COMPREHENSIVE INCOME/(LOSS)

    Cumulative translation adjustment .........         69,628         (91,919)         63,449        (141,154)
                                                  ------------    ------------    ------------    ------------
COMPREHENSIVE LOSS ............................   $ (2,516,559)   $   (210,691)   $ (4,101,288)   $   (518,419)
                                                  ============    ============    ============    ============
--------------------------------------------------------------------------------------------------------------

4/... WaveRider Communications Inc. reports Q2 2004 results

About WaveRider Communications Inc.

WaveRider Communications Inc. (www.waverider.com) is a leader in broadband wireless deployments and technologies. WaveRider's Last Mile Solution(R) non-line-of-sight 900 MHz networks enable communications providers to establish full-saturation coverage networks and generate a rapid return on their investment. WaveRider is committed to the development of standards-based wireless technologies that support advanced applications and address the needs of both the North American and International markets. WaveRider is traded on the OTC Bulletin Board, under the symbol WAVR.

                                      -30-

--------------------------------------------------------------------------------
Except for the historical statements made herein, this release contains forward-looking statements that involve risks and uncertainties including the risks associated with the effect of changing economic conditions, trends in the development of the Internet as a commercial medium, market acceptance risks, realizing expected revenue, technological development risks, and seasonality. Risk factors also include the company's ability to secure additional financing; the company's ability to commercialize its products; the company's ability to compete successfully in the future against existing or new competitors; the company's ability to protect its intellectual property and the assurance that the rights granted under patents or copyrights that may be issued will provide sufficient protection to its intellectual property rights; the company's success in enhancing existing products and developing new products to keep up with the technological advances in the data communications industry; the continued availability of the license-exempt spectrum which is based on regulation by U.S. and foreign governments; the company's ability to avoid significant product liability exposure; the company's dependence on a limited number of third party manufacturers; the company's ability to execute its business plan and generate an overall profit and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-KSB as amended. Due to these factors, actual results could differ materially from those expressed in forward-looking statements by the company.

For information, contact:

WaveRider Corporate Communications                  WaveRider Investor Relations
Carolyn Anderson  (416) 502-2978                    Marcia Newell (416) 502-3265
canderson@waverider.com                             investors@waverider.com